Exhibit 16.1


                   MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
                                    _________

                               TEL: (212) 757-8400
                               FAX: (212) 757-6124





Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of Achievement Tec, Inc. dated June 6, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.


/S/_________________________________
MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
Certified Public Accountants

New York, New York
June 19, 2003